Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture (this “Supplemental Indenture”), is entered into as of December 4, 2018, among Quotient Limited, a public limited liability no par value company formed under the laws of Jersey, Channel Islands with an address at Elizabeth House, 9 Castle Street, St. Helier, JE2 3RT Jersey, Channel Islands (the “Issuer”), the Guarantors party hereto, and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors party thereto, the Trustee and the Collateral Agent executed and delivered an Indenture, dated as of October 14, 2016 (the “Indenture”), pursuant to which, on October 14, 2016, the Issuer issued an initial US$84,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023 (the “Original Securities”);

WHEREAS, on March 23, 2018, Quotient Biocampus Limited (the “Biocampus Guarantor”), a Guarantor, consummated a Sale/Leaseback Transaction in respect of the approximately 92,000 square foot manufacturing, laboratory and office facility at the Midlothian Biocampus near Edinburgh, Scotland pursuant to which the Biocampus Guarantor received approximately £10.9 million in net proceeds from the sale of such facility (after deducting an initial rental deposit of £3.6 million and other transaction costs) (the “Biocampus Sale/Leaseback Transaction”);

WHEREAS, pursuant to the terms of the Indenture, on June 29, 2018, the Issuer issued an additional US$36,000,000 aggregate principal amount of the Issuer’s 12% Senior Secured Notes due 2023 (the “Additional Securities” and, together with the Original Securities, the “Securities”);

WHEREAS, Section 9.02 of the Indenture provides that the Issuer, the Collateral Agent, the Guarantors and the Trustee may make certain amendments and supplements to the Indenture and the Securities only with the consent of each Holder of an outstanding Security affected (the “Requisite Unanimous Consent”);

WHEREAS, subject to certain exceptions, Section 9.02 of the Indenture further provides that the Issuer, the Collateral Agent, the Guarantors and the Trustee may make amendments and supplements to the Indenture and the Securities, and may waive provisions of the Indenture, with the written consent of the Holders of a majority in principal amount of the Securities then outstanding voting as a single class (the “Requisite Majority Consent”);

WHEREAS, each of the owners or beneficial owners of the outstanding Securities (the “Consenting Holders”) has consented to certain amendments to and waivers of the Indenture and the Securities by executing a form of consent substantially in the form attached hereto as Exhibit A (each, a “Consent” and, collectively, the “Consents”) and has authorized and directed the Trustee and the Collateral Agent to execute and deliver this Supplemental Indenture;

WHEREAS, the Issuer and the Guarantors have done all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors, the Trustee and the

Collateral Agent in accordance with the terms of the Indenture and have satisfied all other conditions required under Article 9 of the Indenture; and

WHEREAS, pursuant to Section 9.2 of the Indenture, each of the Trustee and the Collateral Agent is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the parties hereto and the Holders of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Capitalized Terms. All capitalized terms contained in this Supplemental Indenture shall, except as specifically provided for herein and except as the context may otherwise require, have the meanings given to such terms in the Indenture. In the event of any inconsistency between the Indenture and this Supplemental Indenture, this Supplemental Indenture shall govern. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Section 1.02. Section References. Section references contained in this Supplemental Indenture (other than in Article 2 hereof) are to sections in this Supplemental Indenture unless the context requires otherwise.

ARTICLE 2

AMENDMENTS AND WAIVER

Section 2.01. Amendments and Waiver.

(a) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 1.01 of the Indenture is hereby amended by:

(i) adding the following definitions in their relevant alphabetical location:

““CE Marking Cash Reserve Amount” means $1,500,000.”

““CE Marking Securities Triggering Event” means the occurrence of both of the following: (i) a press release of the Issuer publicly announcing the European CE marking of the Issuer’s initial MosaiQ™ IH Microarray; and (ii) the issuance of the JFSC Consent.”

““JFSC Consent” means the consent of the Jersey Financial Services Commission to the issuance of the CE Marking Securities under Article 4 of the Control of Borrowing (Jersey) Order 1958.”

(ii) replacing the definition of “Permitted Notes Amount” in its entirety with the following definition:

““Permitted Notes Amount” means (i) prior to the Additional Securities Triggering Event, $84,000,000, (ii) at and after the Additional Securities Triggering Event, but prior to the CE Marking Securities Triggering Event, $120,000,000 and (iii) at and after the CE Marking Securities Triggering Event, $120,000,000 plus the additional amount of the CE Marking Securities issued in compliance with Section 2.01(d).”

(iii) replacing the definition of “Securities” in its entirety with the following definition:

““Securities” means the Original Securities, the Additional Securities and the CE Marking Securities.”

(b) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 1.02 of the Indenture is hereby amended by adding the term “CE Marking Securities” in the relevant alphabetical location under the column heading “Term” and adding “2.01(d)” across from such term under the column heading “Defined in Section”.

(c) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 2.01(a) of the Indenture is hereby amended and restated as follows:

“(a) Pursuant to the terms and conditions set forth in this Section 2.01, the aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $145,000,000.”

(d) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, a new Section 2.01(d) of the Indenture is added to the Indenture and the existing Section 2.01(d) of the Indenture is reclassified as Section 2.01(e) of the Indenture and hereby amended and restated, in each case, as follows:

“(d) As long as no Event of Default has occurred and is continuing, if the CE Marking Securities Triggering Event occurs, then the Issuer may issue and deliver (subject to receiving agreed-upon consideration therefor), in accordance with this Section 2.01(d), upon five Business Days’ written notice to the Trustee, accompanied by an Officers’ Certificate certifying as to the occurrence of and date of the CE Marking Securities Triggering Event (but, in any case, not during the period between the day immediately after the relevant Record Date immediately preceding the next related Payment Date and such Payment Date) and subject to the substantially concurrent receipt of payment therefor, additional Securities in an aggregate principal amount of up to $25,000,000

(“CE Marking Securities”). Such CE Marking Securities shall have the same terms as the Original Securities and the Additional Securities, except that the issuance price, the issuance date and the initial Payment Date may vary. If the Issuer determines that any such CE Marking Securities are issued as part of a “qualified reopening” for U.S. federal income tax purposes, such CE Marking Securities will have the same CUSIP number as the Original Securities or the Additional Securities, as applicable, and for U.S. federal income tax purposes will have the same issue date and issue price as the CE Marking Securities. If the Issuer determines that any such CE Marking Securities are not issued as part of a “qualified reopening” for U.S. federal income tax purposes, such CE Marking Securities will be required to have a CUSIP number that is different than the CUSIP number of the Original Securities and the Additional Securities, as applicable.

(e) The Securities, including any Additional Securities and any CE Marking Securities, shall be treated as a single class for all purposes under this Indenture, including directions provided to the Trustee pursuant to Section 6.05, waivers, amendments, redemptions and offers to purchase, and shall rank on a parity basis in right of payment and security.”

(e) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 2.03 of the Indenture is hereby amended by replacing the first sentence of Section 2.03 in its entirety with the following sentence:

“The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (a) Original Securities for original issue on the Issue Date in an aggregate principal amount of $84,000,000, (b) subject to the terms and conditions set forth in Section 2.01(c), Additional Securities for original issue after the Additional Securities Triggering Event in an aggregate principal amount of $36,000,000 and (c) subject to the terms and conditions set forth in Section 2.01(d), CE Marking Securities for original issue after the CE Marking Securities Triggering Event in an aggregate principal amount of up to $25,000,000.”

(f) Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent, Section 4.01(b) of the Indenture is hereby amended by replacing the first paragraph of Section 4.01(b) (including the table contained therein) in its entirety with the following paragraph and table:

“On each Payment Date, commencing April 15, 2021, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay an installment of principal of the Original Securities (subject to adjustment in accordance with the second following paragraph) in an amount set forth below corresponding to such Payment Date:

Payment Date	Amount
April 15, 2021	$7,000,000
October 15, 2021	$7,000,000
April 15, 2022	$10,500,000
October 15, 2022	$14,000,000
April 15, 2023	$14,000,000
October 15, 2023	$14,000,000
April 15, 2024	$17,500,000”

(g) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 4.01(b) of the Indenture is hereby amended by adding the following sentence at the end of the second paragraph of Section 4.01(b):

“Further, in the event that any CE Marking Securities are issued after the Issue Date in accordance with Section 2.01(d), on each Payment Date subsequent thereto, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay an installment of principal of such CE Marking Securities (subject to adjustment as described in the following paragraph) in an amount equal to the amount obtained by multiplying the principal amount of such CE Marking Securities outstanding immediately prior to such payment by a fraction of which the numerator shall be the amount of the installment of principal of the Original Securities corresponding to such Payment Date (as it may have been previously reduced in accordance with the following paragraph) and the denominator shall be the aggregate unpaid outstanding principal balance of the Original Securities immediately prior to such payment.”

(h) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 4.16 of the Indenture is hereby amended and restated as follows:

“SECTION 4.16. Use of Proceeds. The Issuer shall use, or will cause its Restricted Subsidiaries to use, the net proceeds from the issuance and sale of the Securities to repay all outstanding obligations under the Issuer’s Amended and Restated Credit, Security and Guaranty Agreement, dated as of August 3, 2015, with Midcap Financial Trust, as amended, to finance the construction or acquisition of the approximately 92,000 square foot manufacturing, laboratory and office facility in the process of being constructed at the Midlothian Biocampus near Edinburgh, Scotland, to finance the construction or acquisition of a manufacturing facility for MosaiQ™ consumables located in Eysins, Switzerland, to fund the Cash Reserve Account on the Issue Date in the amount of the Initial Cash Reserve Amount, to fund the Cash Reserve Account on the date of issuance of the Additional Securities in the amount of the Additional Cash Reserve Amount, to fund the Cash Reserve Account on the date of issuance of the CE Marking Securities in the amount of the CE Marking Cash Reserve Amount, to pay fees, costs and expenses arising in connection with the issuance of the Securities and for general corporate purposes.”

(i) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 4.19 of the Indenture is hereby amended by replacing the first sentence of Section 4.19 in its entirety with the following sentence:

“On the Issue Date, the Issuer shall deposit, or cause to be deposited, funds equal to the Initial Cash Reserve Amount into the Cash Reserve Account, on the date of issuance of the Additional Securities, the Issuer shall deposit, or cause to be deposited, funds equal to the Additional Cash Reserve Amount into the Cash Reserve Account, and, on the date of issuance of the CE Marking Securities, the Issuer shall deposit, or cause to be deposited, funds equal to the CE Marking Cash Reserve Amount into the Cash Reserve Account.”

(j) Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent, (i) the introductory paragraph of each of the Securities is hereby amended by replacing the phrase “on or before October 15, 2023 as set forth in this Security” contained in such introductory paragraph with the phrase “on or before April 15, 2024 as set forth in this Security” and (ii) references throughout the Indenture and the Securities to the Securities being “due 2023” are hereby amended to refer to the Securities being “due 2024”.

(k) Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent, Section 1(c) of each of the Securities is hereby amended and restated as follows:

“(c) The Securities will mature on April 15, 2024.”

(l) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 1(d) of each of the Securities is hereby amended by replacing the first sentence of the first paragraph of Section 1(d) in its entirety with the following sentence:

“This Security is one of a series of Securities that may be authenticated and delivered for original issue under the Indenture referred to below in an aggregate principal amount not to exceed $145,000,000, consisting of (i) an aggregate principal amount of $84,000,000 of Securities issued on the Issue Date (the “Original Securities”), (ii) up to an additional aggregate principal amount of $36,000,000 of Securities issuable thereafter in accordance with Section 2.01(c) of the Indenture (“Additional Securities”) and (iii) up to an additional aggregate principal amount of $25,000,000 of Securities issuable thereafter in accordance with Section 2.01(d) of the Indenture (“CE Marking Securities”).”

(m) Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent, Section 1(d) of each of the Securities is hereby amended by replacing the second sentence of the first paragraph of Section 1(d) (including the table contained therein) in its entirety with the following sentence and table:

“On each Payment Date, commencing April 15, 2021, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay an installment of principal of the Original Securities (subject to adjustment in accordance with the second following paragraph) in an amount set forth below corresponding to such Payment Date:

Payment Date	Amount
April 15, 2021	$7,000,000
October 15, 2021	$7,000,000
April 15, 2022	$10,500,000
October 15, 2022	$14,000,000
April 15, 2023	$14,000,000
October 15, 2023	$14,000,000
April 15, 2024	$17,500,000”

(n) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, Section 1(d) of each of the Securities is hereby amended by adding the following sentence at the end of the second paragraph of Section 1(d):

“Further, in the event that any CE Marking Securities are issued after the Issue Date in accordance with Section 2.01(d) of the Indenture, on each Payment Date subsequent thereto, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay an installment of principal of such CE Marking Securities (subject to adjustment as described in the following paragraph) in an amount equal to the amount obtained by multiplying the principal amount of such CE Marking Securities outstanding immediately prior to such payment by a fraction of which the numerator shall be the amount of the installment of principal of the Original Securities corresponding to such Payment Date (as it may have been previously reduced in accordance with the following paragraph) and the denominator shall be the aggregate unpaid outstanding principal balance of the Original Securities immediately prior to such payment.”

(o) Pursuant to the terms of the Consents and the receipt of the Requisite Unanimous Consent, Section 5 of each of the Securities is hereby amended by replacing the table contained in the second paragraph of Section 5 of each of the Securities in its entirety with the following table:

“Period	Redemption Price
From and including the First Call Date to and including October 13, 2019	112.00%
From and including October 14, 2019 to and including October 13, 2020	112.00%
From and including October 14, 2020 to and including October 13, 2021	106.00%
From and including October 14, 2021 to and including October 13, 2022	103.00%
From and including October 14, 2022 and thereafter	100.00%”

(p) (i) Pursuant to the terms of the Consents and the receipt of the Requisite Majority Consent, the Holders of the Securities hereby waive (i) the Issuer’s and the Restricted Subsidiaries’ obligations to apply the Net Proceeds from the Biocampus Sale/Leaseback Transaction in accordance with Section 4.06 (Asset Sales and MosaiQ™ Excess License Proceeds) of the Indenture and the Issuer’s obligations to make a Notes Collateral Asset Sale Offer and/or an Asset Sale Offer, as applicable, pursuant to such section with respect to such Net Proceeds and (ii) any and all past or existing Defaults and Events of Defaults, if any, in respect of any such obligations.

(ii) Nothing in this Section 2(p) shall be deemed to waive (A) compliance by the Issuer or any Guarantor with the provisions of Section 4.06 of the Indenture, except to the limited extent set forth in clause (i) of this Section 2(p), (B) compliance by the Issuer or any Guarantor after the Operative Date (as defined below) with the provisions of Section 4.06 of the Indenture, (C) any Default or Event of Default that may have arisen or may arise after the

Operative Date as a result of any event other than the events expressly waived pursuant to clause (i) of this Section 2(p) or (D) any other provision of the Indenture except as expressly set forth herein. Nothing in this Section 2(p) shall limit any right, power or remedy of the Trustee or the Holders under the Indenture except as expressly set forth herein. The limited waiver set forth in this Section 2(p) shall not entitle the Issuer or any Guarantor to any future waiver.

ARTICLE 3

EFFECT

Section 3.01. Effect. This Supplemental Indenture shall become effective and binding on the Issuer, the Guarantors, the Trustee, the Collateral Agent and every Holder of the Securities heretofore or hereafter authenticated and delivered under the Indenture, upon the execution and delivery by the parties to this Supplemental Indenture; provided, however, that the amendments and waiver set forth in Article 2 of this Supplemental Indenture shall only become operative upon (i) receipt of a DTC Proxy and Consent (as defined in the Consents) in respect of the DTC Securities (as defined in the Consents) beneficially owned by each Consenting Holder and (ii) payment of the Consent Payment (as defined in the Consents) to each Consenting Holder and the execution and delivery by the Issuer and each Consenting Holder of the applicable Royalty Right Agreement (as defined in the Consents) in accordance with the terms and conditions of the Consents. The date on which the amendments and waiver set forth in Article 2 of this Supplemental Indenture become operative is referred to herein as the “Operative Date”.

ARTICLE 4

MISCELLANEOUS

Section 4.01. Ratification of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The Indenture, as supplemented and amended by this Supplemental Indenture, shall be read, taken and construed as one and the same instrument. If any provision of this Supplemental Indenture is inconsistent with a provision of the Indenture or the Securities, the terms of this Supplemental Indenture shall govern.

Section 4.02. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.

Section 4.03. No Recourse Against Others. No director, officer, employee, manager, member, partner, incorporator or holder of any Equity Interests in the Issuer or in any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or its creation.

Section 4.04. Electronic Means. The parties agree that the transaction described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

Section 4.05. Entire Agreement. This Supplemental Indenture, together with the Indenture as amended hereby, contains the entire agreement of the parties, and supersedes all other representations, warranties, agreements and understandings between the parties, oral or otherwise, with respect to the matters contained herein and therein.

Section 4.06. Provisions of Supplemental Indenture for the Sole Benefit of Parties and Holders of Securities. Nothing in this Supplemental Indenture, express or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Securities any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture or the Securities.

Section 4.07. Multiple Originals. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.08. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.09. Trustee’s Disclosure. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Supplemental Indenture. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like effect as if set forth herein in full.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

Very truly yours,

QUOTIENT LIMITED

By:	/s/ CHRISTOPHER LINDOP
Name:	Christopher Lindop
Title:	Chief Financial Officer

QBD (QS IP) LIMITED, as Guarantor

By:	/s/ ROLAND BOYD
Name:	Roland Boyd
Title:	Director

QUOTIENT BIODIAGNOSTICS, INC., as Guarantor

By:	/s/ CHRISTOPHER LINDOP
Name:	Christopher Lindop
Title:	Director

ALBA BIOSCIENCE LIMITED, as Guarantor

By:	/s/ ROLAND BOYD
Name:	Roland Boyd
Title:	Director

Witness:	/s/ BRIAN WILLIAMSON
Name:	Brian Williamson
Address:	7 Cramond Park, Edinburgh

QUOTIENT SUISSE SA, as Guarantor

By:	/s/ ROLAND BOYD
Name:	Roland Boyd
Title:	Director

[Signature Page to Supplemental Indenture]

QUOTIENT BIOCAMPUS LIMITED, as Guarantor

By:	/s/ ROLAND BOYD
Name:	Roland Boyd
Title:	Director

Witness:	/s/ BRIAN WILLIAMSON
Name:	Brian Williamson
Address:	7 Cramond Park, Edinburgh

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ ALISON D. B. NADEAU
Name:	Alison D. B. Nadeau
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ ALISON D. B. NADEAU
Name:	Alison D. B. Nadeau
Title:	Vice President

[Signature Page to Supplemental Indenture]

Exhibit A

CONSENT

December 4, 2018

Reference is made to the Indenture dated as of October 14, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Indenture”) among Quotient Limited, a public limited liability no par value company formed under the laws of Jersey, Channel Islands (the “Issuer”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”). Capitalized terms used herein and not defined herein shall have the respective meanings assigned to them in the Indenture.

By signing below, the undersigned hereby acknowledges and agrees, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, as follows:

Representations and Warranties. The undersigned hereby represents and warrants to each of the Trustee, the Collateral Agent, the Issuer and each Guarantor that (i) the undersigned, as of the Record Date (as defined below), owns or beneficially owns, respectively, the principal amount of the Original Securities and the principal amount of the Additional Securities set forth opposite the undersigned’s name under the respective column headings “Principal Amount of Original Securities” and “Principal Amount of Additional Securities” in Schedule 1 attached hereto and, if such Securities are beneficially owned through the book-entry system of The Depository Trust Company (“DTC Securities”), then such Securities are held through The Depository Trust Company participant (the “Participant”) set forth opposite the undersigned’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 1 attached hereto (and if nothing is set forth opposite the undersigned’s name under the column heading “Depository Trust Company Participant Name and Number” in Schedule 1 attached hereto then the undersigned does not hold such Securities through the book-entry system of The Depository Trust Company), (ii) the respective CUSIP numbers of such Original Securities and such Additional Securities that are beneficially owned by the undersigned are set forth opposite the undersigned’s name under the respective column headings “Original Securities CUSIP No.” and “Additional Securities CUSIP No.” in Schedule 1 attached hereto, (iii) the undersigned is not the Issuer or an Affiliate of the Issuer, (iv) the undersigned has the full power and authority to provide this Consent with respect to such Securities that are owned or beneficially owned by the undersigned, (v) there are no proxies or other agreements or understandings in effect that limit, restrict or impact the undersigned’s power and authority to provide this Consent with respect to such Securities that are owned or beneficially owned by the undersigned, (vi) this Consent has been duly executed and delivered by the undersigned, and this Consent constitutes a legal, valid and binding obligation of the undersigned enforceable against the undersigned in accordance with its terms, and (vii) each of the Trustee, the Collateral Agent, the Issuer and each Guarantor shall be entitled to rely on this Consent. As used herein, “Record Date” means as of 5:00 p.m. (New York City time) on December 3, 2018.

In addition, the undersigned hereby agrees to and acknowledges the representations, warranties and agreements set forth in Sections 4.1, 4.2, 4.4 and 4.7 of the Purchase Agreement dated October 14, 2016 (as amended, supplemented or otherwise modified prior to the date hereof, the “Purchase Agreement”) among the Issuer, the subsidiaries of the Issuer party thereto and the purchaser(s) party thereto related to the Securities owned or beneficially owned by the undersigned and described on Schedule 1 attached hereto as if such representations, warranties and agreements were made by the undersigned as of the date first written above in respect of each of (i) the Securities owned or beneficially owned by the undersigned and described on Schedule 1 attached hereto and the Guarantees of such Securities (taking into the account the proposed amendments to the Indenture contemplated by the Supplemental Indenture (as defined below)) and (ii) the Royalty Rights (as defined below) and the

Exh. A-1

Royalty Right Agreement (as defined below) (with references to the “Issue Date” in such representations, warranties and agreements being deemed to refer to the date first written above).

Approval and Consent. Pursuant to Section 9.02 of the Indenture, the undersigned hereby approves and consents to (i) the supplement to the Indenture as set forth in the First Supplemental Indenture substantially in the form attached hereto as Exhibit A (the “Supplemental Indenture”) and (ii) the execution and delivery of the Supplemental Indenture by U.S. Bank National Association in its capacity as Trustee and Collateral Agent under the Indenture.

Authorization of Trustee and Collateral Agent. Each of the Trustee and the Collateral Agent is hereby authorized, empowered and directed by the undersigned to execute and deliver the Supplemental Indenture and to execute any documents or take any actions reasonably necessary in order to effectuate this Consent.

Direct and DTC Delivery of Consents. This Consent will be delivered directly to the Issuer, the Guarantors, the Trustee and the Collateral Agent and, following receipt of the requisite consents from consenting owners or beneficial owners of the Securities, the Issuer, the Guarantors, the Trustee, the Collateral Agent, will execute and deliver the Supplemental Indenture. To allow the Issuer, the Guarantors, the Trustee and the Collateral Agent to further verify the undersigned’s beneficial ownership of any DTC Securities, the undersigned further agrees to instruct the Participant to instruct DTC to issue (or to direct Cede & Co. to issue) a proxy to the Participant in order to enable the undersigned to exercise as of the Record Date the right to consent as the record holder of such DTC Securities in accordance with the applicable procedures of DTC (a “DTC Proxy and Consent”). The Supplemental Indenture provides that the amendments and waiver contemplated thereby will not become operative until, among other conditions, a DTC Proxy and Consent is received in respect of the DTC Securities beneficially owned by the undersigned. Further, the Issuer will only provide the consideration contemplated by Section 7 below following the receipt of such DTC Proxy and Consent.

General Authorization. Any and all actions heretofore or hereafter taken by the Trustee, the Collateral Agent, the Issuer, any Guarantor and/or any officer, director, member, manager, partner, employee, contractor, Affiliate, attorney, representative and/or agent of any of the foregoing consistent with the intent and purpose of the matters approved or consented to in this Consent are hereby ratified, confirmed, approved and consented to in all respects.

Effective Date. This Consent shall become effective as of the date first written above.

Consideration. Following (a) the execution and delivery of the Supplemental Indenture by the Issuer, the Guarantors, the Trustee and the Collateral Agent and (b) the receipt of a DTC Proxy and Consent in respect of the DTC Securities beneficially owned by the undersigned, as consideration for the execution and delivery of this Consent by the undersigned, (i) the Issuer will promptly pay an amount in cash (the “Consent Payment”) equal to U.S.$32.50 for each U.S.$1,000 principal amount of Securities owned or beneficially owned by the undersigned and described on Schedule 1 attached hereto by wire transfer of immediately available funds to the account of the undersigned set forth opposite the undersigned’s name under the column heading “Wire Instructions” in Schedule 1 attached hereto and in the aggregate amount set forth opposite the undersigned’s name under the column heading “Aggregate Consent Payment” in Schedule 1 attached hereto and (ii) the Issuer and the undersigned will promptly execute and deliver a royalty right agreement substantially in the form attached hereto as Exhibit B (the “Royalty Right Agreement”) providing for the issuance by the Issuer of royalty rights (the “Royalty Rights”) to the undersigned equal to the percentage set forth opposite the undersigned’s name under the column heading “Royalty Right Percentage” in Schedule 1 attached hereto (and based on an aggregate 1.0% royalty right to be issued to the Holders of the Securities as partial consideration in connection with the execution and delivery of consents under the Indenture identical to this Consent).

Exh. A-2

Governing Law; Waiver of Jury Trial. THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE RULES THEREOF RELATING TO CONFLICTS OF LAW OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, AND THE OBLIGATIONS AND RIGHTS OF THE UNDERSIGNED SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS. THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS CONSENT. The undersigned hereby submits to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Consent or the transactions contemplated hereby.

Miscellaneous. This Consent shall bind the undersigned (and such undersigned’s successors and assigns) and every subsequent owner or beneficial owner of the Securities described on Schedule 1 attached hereto (or portion thereof that evidences the same debt as such Securities). Any and all notice required to take any action in adopting this Consent is hereby waived. The undersigned acknowledges that this Consent constitutes the required notice of the Supplemental Indenture pursuant to Section 9.02(b) of the Indenture. Headings of the Sections of this Consent have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof. Delivery of an executed signature page to this Consent by facsimile transmission or other electronic communication (including “.pdf” or “.tif” files) shall be as effective as delivery of a manually signed counterpart of this Consent.

{Signature Page Follows}

Exh. A-3

IN WITNESS WHEREOF, the undersigned has executed this Consent as of the date first written above.

[INSERT SIGNATURE BLOCK]

Exh. A-4

SCHEDULE 1

Name	Depository Trust Company Participant Name and Number	Principal Amount of Original Securities	Original Securities CUSIP No.	Principal Amount of Additional Securities	Additional Securities CUSIP No.	Wire Instructions	Aggregate Consent Payment	Royalty Right Percentage

Sch. 1-1

EXHIBIT A

FORM OF SUPPLEMENTAL INDENTURE

See Attached

Exh. A-1

EXHIBIT B

FORM OF ROYALTY RIGHT AGREEMENT

See Attached

Exh. B-1